EXHIBIT 99.1

  CONVERSION SERVICES INTERNATIONAL, INC. TO ACQUIRE ASSETS OF EVOKE SOFTWARE
                                  CORPORATION

East Hanover, NJ, May 27, 2004 - Conversion Services International, Inc. (CSI - The Center For Data Warehousing) (OTCBB: CSII) ("CSI"), a leading provider of management consulting, business intelligence and data warehousing services and solutions for Global 1000 organizations and other businesses, announced today that it entered into a definitive agreement to acquire substantially all of the assets and assume substantially all of the liabilities of Evoke Software Corporation, a leading provider of data discovery and profiling technology and a supplier to CSI in consideration of cash, the issuance of CSI common stock and other forms of consideration. The terms of the acquisition were not disclosed. The integration of CSI's "core competency" expertise, "best practices" and methodologies with the best-in-class Evoke Axio platform will offer a comprehensive solution to Fortune 1000 companies seeking to improve the quality, integrity and utilization of corporate information assets. The ability to leverage a complete solution to reduce risk, improve time to market and enable organizations to measure, manage and monitor the quality and completeness of corporate information has become a top priority for large enterprises, information technology executives and business users.

"In a data warehouse project, most enterprises focus on identifying the data they need to analyze, extracting that data and loading it to the warehouse. They generally do not think about the quality of the data, allowing flaws to be propagated to the warehouse. The majority of data warehouse project teams do not allocate the necessary time and resources to analyze the source data in advance of or during the implementation" said Ted Friedman, principal analyst of Gartner, Inc. "Most visible to management is the growing dissatisfaction with the quality of data in business intelligence-oriented data structures such as data warehouses."

Scott Newman, CSI's President, Chief Executive Officer and Chairman, stated, "CSI has been successfully leveraging the Evoke Axio data discovery and profiling technology suite as a component of our `best practices' approach and methodology within data warehousing, business intelligence, data migration and conversion engagements. This acquisition comes on the heels of our first quarter acquisitions of DeLeeuw Associates, Inc., a management consulting firm specializing in integration, reengineering and project management for financial services firms, and the business intelligence consulting division of Software Forces, LLC. The combination of people, processes and technologies that we have developed present a unique value proposition to our clients to optimize the use of business intelligence within their organizations."

ABOUT CONVERSION SERVICES INTERNATIONAL, INC.

Conversion Services International, Inc. (CSI - The Center For Data Warehousing) is a leading provider of a new category of professional services that embraces IT management consulting, data warehousing and business intelligence consulting solutions. CSI offers an array of products and services to help companies define, develop and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's. Information about CSI - The Center For Data Warehousing -- can be found on the web at www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

ABOUT EVOKE SOFTWARE CORPORATION

Evoke Software is the leading provider of data profiling software for Global 1000 enterprises. Data profiling is a critical process completed during every data migration or quality assessment project. Evoke software provides automation to this analysis process that had previously been done manually. Evoke solutions are critical to any corporate IT infrastructure, as the foundation to the deployment of strategic initiatives such as corporate databases and enterprise systems like CRM, business intelligence and ERP. Evoke Axio enables companies to identify and subsequently correct inconsistencies, redundancies and inaccuracies in corporate databases before they cripple applications such as SAP, Siebel, PeopleSoft and others. Evoke software reduces risk, accelerates time to market and enables companies to exploit new opportunities. With the promise of accurate data for Global 1000 enterprises, Evoke software provides the digital fuel for the information economy. Evoke's customer list includes AT&T, AXA Financial and FleetBoston. Based in San Francisco, California, Evoke has a development lab in Austin, as well as sales and support offices throughout the United States, England and Germany. Evoke is a private company funded by premier investment firms. For more information, please contact Evoke Software at 877-386-5379 or visit the company's website at www.evokesoft.com.

NOTE ON FORWARD-LOOKING STATEMENTS

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CSI undertakes no obligation to update publicly any forward-looking statements.

CONTACT:
Mitchell Peipert                            -or-  Investor Relations Counsel
Vice President and Chief Financial Officer        The Equity Group Inc.
Conversion Services International, Inc.           Loren G. Mortman, 212-836-9604
973-560-9400 x 2088                               Lauren Barbera, 212-836-9610
mpeipert@csiwhq.com                               LBarbera@equityny.com

                                      ####